EXECUTION VERSION

LIMITED GUARANTY OF PAYMENT
(Up to $1,000,000)

THIS LIMITED GUARANTY OF PAYMENT (this “Guaranty”) is made as of the 7th day of December, 2012, by Steven Leber, Joseph Bernstein and Dr. Robert Cohen (each, a “Guarantor” and together, the “Guarantors”), in favor of the holders (“Lenders”) of the Secured Convertible Promissory Notes (the “Notes”) issued pursuant to that certain Note Purchase Agreement, dated as of December 7, 2012, by and among Grandparents.com, Inc., a Delaware corporation (the “Borrower”) and the Lenders (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Note Purchase Agreement”).

RECITALS:

WHEREAS, the Lenders are making loans to the Borrower in the principal amount of up to Three Million Five Hundred Thousand Dollars ($3,500,000) (“Loan”);

WHEREAS, the Loan is secured by, among other things, that certain Security Agreement (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Security Agreement”), dated as December 7, 2012, made by Borrower in favor of John Thomas Financial, Inc., as the collateral agent (the “Collateral Agent”), and granting the Lenders a first priority lien on all of the assets of the Borrower; and

WHEREAS, the Lenders require as a condition to the making of the Loan that Guarantor shall have executed and delivered this Guaranty for the benefit of the Lenders.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce Lenders to make the Loan to Borrower, Guarantor hereby represents, warrants and covenants to Lenders as follows:

1.  Guaranty of Obligations.  Subject to the limitations contained herein, the Guarantors hereby, jointly and severally, unconditionally guarantee the prompt payment of the Obligations, as hereinafter defined, and become surety for, the prompt payment and performance thereof (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising; which arise out of or in connection with the Loan from the Lenders to the Borrower; provided that notwithstanding anything to the contrary contained herein or elsewhere, and for the avoidance of doubt, the Guarantors guarantee, and liability pursuant hereto with respect to the Obligations, shall not in any event exceed the amount of One Million Dollars ($1,000,000) (the “Guaranteed Amount”); and any amendments, extensions, renewals or increases and all costs and expenses of the Lenders (including reasonable attorneys' fees and expenses) incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including the Notes, as more fully set forth herein (collectively, the “Obligations”). If the Borrower defaults under any such Obligations, the Guarantors will pay the amount due to the Lenders.

If the Borrower defaults under any such Obligations, the Guarantors will pay the Guaranteed Amount to the Lenders. The Guaranteed Amount shall be reduced by any amounts which the Lenders may realize before or after maturity of the Obligations, by acceleration or otherwise, as a result of payments made by or on behalf of the Borrower or by or on behalf of any other person or entity, other than the Guarantors primarily or secondarily liable for the Obligations or any part thereof, or otherwise credited to the Borrower or such person or entity, or as a result of the exercise of the Lenders’ rights with respect to any collateral for the Obligations or any part thereof, on a pro rata basis in proportion to amounts realized by the Lenders with respect to amounts due under the Notes. Solely for purposes of illustration, if the aggregate amount outstanding under the Notes is $3,500,000 and the Borrower repays $1,400,000 of such amount, the Guaranteed Amount shall be reduced by $400,000 to $600,000. Payments made to the Lenders by the Guarantor (other than, directly or indirectly, from collateral or other persons or entities liable for any portion of the Obligations) after maturity of the Obligations, by acceleration or otherwise, shall reduce the Guaranteed Amount.

2.  Nature of Guaranty; Waivers.  This is a guaranty of payment and not of collection and the Lenders shall not be required or obligated, as a condition of the Guarantors’ liability, to make any demand upon or to pursue any of its rights against the Borrower, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations.

This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full, and the Lenders has terminated this Guaranty. This Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time. This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Lenders of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Lenders to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof. The Guarantors’ obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off recoupment, deduction or defense based upon any claim the Guarantors, or any of them, may have (directly or indirectly) against the Borrower or the Lenders, except payment or performance of the Obligations.

Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Lenders’ failure to comply with the notice requirements under Sections 9-611 and 9-612 of the Uniform Commercial Code as in effect from time to time are hereby waived. The Guarantor waives all defenses based on suretyship or impairment of collateral.

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The Lenders at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor’s liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrower in such order, manner and amount as the Lenders may determine in its sole discretion; (d) settle, compromise or deal with any other person, including the Borrower or the Guarantor, with respect to any Obligations in such manner as the Lenders deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

3.  Repayments or Recovery from the Lenders.  If any demand is made at any time upon the Lenders for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Lenders repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantor will be and remain liable hereunder for the amount so repaid or recovered up to the Guaranteed Amount to the same extent as if such amount had never been received originally by the Lenders. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Lenders’ rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

4.  Enforceability of Obligations.  No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor’s liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted. The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrower that may result from any such proceeding.

The Guarantor expressly waives the effect of any statute of limitations or other limitations on any actions under this Guaranty.

5.  Events of Default.  The occurrence of any of the following shall be an “Event of Default”: (i) any Event of Default (as defined in the Note Purchase Agreement); (ii) any default under any of the Obligations that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in such Obligations with respect to such default; (iii) any Guarantor’s failure to perform any of his obligations hereunder; (iv) the falsity, inaccuracy or material breach by any Guarantor of any written warranty, representation or statement made or furnished to the Lenders by or on behalf of any Guarantor; or (v) the termination or attempted termination of this Guaranty. Upon the occurrence of any Event of Default, (a) the Guarantors shall pay to the Lenders the Guaranteed Amount; or (b) on demand of the Lenders, the Guarantors shall immediately deposit with the Agents (as defined in the Note Purchase Agreement) on behalf of the Lenders, in U.S. dollars, the Guaranteed Amount, and the Lenders may at any time use such funds to repay the Obligations; or (c) the Lenders in their discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; or (d) the Lenders in their discretion may exercise from time to time any other rights and remedies available to it at law, in equity or otherwise.

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6.  Costs.  To the extent that the Lenders incur any costs or expenses in protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Guaranteed Amount and will bear interest from the incurring or payment thereof at the default rate (as contemplated in any of the Obligations).

7.  Postponement of Subrogation.  Until the Obligations are indefeasibly paid in full, expire, are terminated and are not subject to any right of revocation or rescission, the Guarantors postpone and subordinate in favor of the Lenders or its designee (and any assignee or potential assignee), any and all rights which the Guarantors or any of them may have to (a) assert any claim whatsoever against the Borrower based on subrogation, exoneration, reimbursement, or indemnity or any right of recourse to security for the Obligations with respect to payments made hereunder, and (b) any realization on any property of the Borrower, including participation in any marshalling of the Borrower’s assets.

8.  Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the Lenders and the Guarantor may separately agree, including electronic mail as contemplated in the Note Purchase Agreement. Regardless of the manner in which provided, Notices may be sent to addresses for the Lenders and the Guarantors as set forth above or to such other address as either may give to the other for such purpose in accordance with this Section.

9.  Preservation of Rights.  No delay or omission on the Lenders’ part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lenders’ action or inaction impair any such right or power. The Lenders’ rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lenders may have under other agreements, at law or in equity. The Lenders may proceed in any order against the Borrower, any Guarantor or any other obligor of, or any collateral securing, the Obligations.

10.  Illegality.  If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.

11.  Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by the Guarantor from, any provision of this Guaranty, will be effective unless made in a writing signed by the Required Investors (as defined in the Note Purchase Agreement) or by the Collateral Agent, who hereby is empowered and authorized to act on behalf of the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor will entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

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12.  Entire Agreement.  This Guaranty, the Note Purchase Agreement, the Notes and the Security Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantors and the Lenders with respect to the subject matter hereof. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Note Purchase Agreement.

13.  Successors and Assigns.  This Guaranty will be binding upon and inure to the benefit of the Guarantor and the Lenders and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantor may not assign this Guaranty in whole or in part without the Lenders’ prior written consent and the Lenders at any time may assign this Guaranty in whole or in part.

14.  Interpretation.  In this Guaranty, unless the Lenders and the Guarantors otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections or exhibits are to those of this Guaranty. Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

15.  Indemnity.  The Guarantors agree to indemnify each of the Lenders, each legal entity, if any, who controls the Lenders and each of their respective directors, officers and employees (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal and external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of any Guarantor, in connection with or arising out of or relating to the matters referred to in this Guaranty, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by any Guarantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Guaranty and assignment of any rights hereunder. Each Guarantor may participate at its expense in the defense of any such claim.

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16.  Governing Law and Jurisdiction.  This Guaranty has been delivered to and accepted by the Lenders and will be deemed to be made in the State of New York. This Guaranty will be interpreted and the rights and liabilities of the Lenders and the Guarantor determined in accordance with the laws of the State of New York, excluding its conflict of laws rules. Each Guarantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the County of New York; provided that nothing contained in this Guaranty will prevent the Lenders from bringing any action, enforcing any award or judgment or exercising any rights against such Guarantor individually, against any security or against any property of such Guarantor within any other county, state or other foreign or domestic jurisdiction. Each Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Lenders and such Guarantor. Each Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

17.  WAIVER OF JURY TRIAL.  EACH GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT SUCH GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Guaranty, as of the date first above written.

/s/ Steven Leber
Steven Leber

/s/ Joseph Bernstein
Joseph Bernstein

/s/ Robert Cohen
Dr. Robert Cohen

[Signature Page to Limited Guaranty of Payment]